AZ Corp. Commission
02271233

AZ CORPORATION COMMISSION
FILED

JAN 0 9 2008

FILE NO. L-1420564-6

DO NOT WRITE ABOVE THIS LINE, FOR ACC USE ONLY

ARTICLES OF ORGANIZATION

DO NOT PUBLISH THIS SECTION

NOTE: A professional limited liability company is an LLC organized for the purpose of rendering one or more categories of professional service. Professional service is defined as a service that may be lawfully rendered **only** by a person licensed in this state to render the service.

1. The LLC name must contain the words "limited liability company" or "limited company" or the abbreviations "L.L.C.", "L.C.", "LLC", or "LC". The Professional LLC name must contain the words "professional limited liability company" or the abbreviations "P.L.L.C.", "P.L.C.", "PLLC", or "PLC."

2. Must be an Arizona address. **DO NOT LEAVE THIS SECTION BLANK**

3. If the statutory agent has a PO BOX then they must also provide a physical address or description of the location.

The agent **must** sign the articles or provide written consent to acceptance of the appointment.

LL:0004
Rev: 10/2006

Select one. This form may be used for:

☑ **ARIZONA LIMITED LIABILITY COMPANY** (A.R.S. §29-632)

☐ **ARIZONA PROFESSIONAL LIMITED LIABILITY COMPANY** (A.R.S. §29-841.01)

1. The name of the organization:

A. ____________________
LLC Name Reservation File Number (If one has been obtained). If not, leave this line blank

B. TRUCOM, LLC
Limited Liability Company Name

2. Known place of business in Arizona (If address is the same as the street address of the statutory agent, write "same as statutory agent". **DO NOT LEAVE THIS SECTION BLANK**)

Address 300 West Osborn Road, Suite 211
City Phoenix State Arizona Zip 85013

3. The name and street address of the statutory agent in Arizona

Name Copperhead Digital Holdings, Inc.
Address 300 West Osborn Road, Suite 211
City Phoenix State AZ Zip 85013

Acceptance of Appointment by Statutory Agent:

I Aaron D. Clark, having been designated to act as
(Print Name of the Statutory Agent)
Statutory Agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statute.

Agent Signature: [signature]

Copperhead Digital Holdings, Inc.
If signing on behalf of a company, please print the company name here.

DO NOT PUBLISH THIS SECTION
4. Only required for professional limited liability company. The purpose must state the professional service or services that the company is organized to perform. Professional service is defined as a service that may be lawfully rendered only by a person licensed in this state to render the service.

5. The latest date, **if any**, on which the Company must dissolve. If a dissolution date should include the month, day and year. **Perpetual** *means continuing forever or indefinitely*

6. Check which management structure will be applicable to your company. Provide name, title and address for each person.

6A. If reserved to the member(s), check the member's box and provide the name(s) and address(es) of each member. **NOTE:** if reserved to the member(s) you cannot list any manager.

6B. If vested in manager(s) check the manager's box and provide the name(s) and address(es) of each manager and each member who owns a twenty (20%) percent or greater interest in the capital or profits of the LLC/ PLLC.

The person (s) executing this document need not be a manager or member of the company.

Your phone and fax are optional.

LL:0004
Rev: 10/2006

4. Purpose of this (Professional) Limited Liability Company is to provide the following (professional) service(s): (Only required for a Professional LLC Company)

____

5. Dissolution: The latest date of Dissolution

☐ The latest date to dissolve ___/___/______ (Please enter month, day and four digit year)
☒ The Limited Liability Company is Perpetual

6. Management Structure: (Check **one** box only) A.R.S. §29-632(5)

A. ☐ RESERVED TO THE MEMBER(S)
IF RESERVED TO THE MEMBER(S), YOU MAY SELECT ONLY THE MEMBER BOX FOR EACH MEMBER LISTED.
B. ☒ VESTED IN MANAGER(S)
IF VESTED IN THE MANAGER(S), AT LEAST ONE ENTRY BELOW MUST HAVE THE MANAGER BOX CHECKED.

Name Copperhead Digital Holdings, Inc.
☐ Member ☒ Manager (only if "B" is selected above)
Address: 300 W. Osborn Rd, Ste 211
City, Phoenix State, AZ Zip: 85013

Name ______
☐ Member ☐ Manager (only if "B" is selected above)
Address: ______
City, ______ State, ______ Zip: ______

Name ______
☐ Member ☐ Manager (only if "B" is selected above)
Address: ______
City, ______ State, ______ Zip: ______

Name ______
☐ Member ☐ Manager (only if "B" is selected above)
Address: ______
City, ______ State, ______ Zip: ______

IF YOU NEED MORE SPACE FOR LISTING MEMBERS / MANAGERS PLEASE ATTACH THE ADDITIONAL PAGE TO THE ARTICLES OF ORGANIZATION.

Executed this 8 day of January, 2008
Executed by: [signature] Print Name Aaron D. Clark
Copperhead Digital Holdings, Inc.
If signing on behalf of a company, please print the company name here.

Phone Number: 614-432-2467 Fax Number: 602-254-1885